EXHIBIT 99.1

Contact:	Franklin Resources, Inc.

Investor Relations: Greta Gahl (650) 312-4091

Corporate Communications: Lisa Gallegos (650) 312-3395

franklintempleton.com

____________________________________________________________________________________

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Fourth Quarter Results

San Mateo, CA, October 27, 2005 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today reported net income of $334.5 million, or $1.28 per share diluted, on revenues of $1,163.2 million for the quarter ended September 30, 2005. In the quarter ended June 30, 2005, net income was $261.9 million, or $1.00 per share diluted, on revenues of $1,109.7 million. For the quarter ended September 30, 2004, net income was $187.7 million, or $0.73 per share diluted, on revenues of $881.7 million.

Operating income for the quarter ended September 30, 2005 was $368.5 million, as compared to $346.5 million for the prior quarter and $241.8 million for the quarter ended September 30, 2004, an increase of 6% for the quarter ended September 30, 2005 over the prior quarter and 52% over the same quarter in the prior year. The company’s non-operating income for the quarter ended September 30, 2005 includes $49.6 million of investment and other income as compared to $21.8 million in the prior quarter. Income taxes were provided at a reduced rate of 20.25% for the quarter, as compared to 28% in the prior quarter, due primarily to the resolution of certain state tax matters related to multiple years.

Assets under management by the company’s subsidiaries were $453.1 billion at September 30, 2005, as compared to $425.4 billion at June 30, 2005 and $361.9 billion at September 30, 2004. Simple monthly average assets under management during the quarter ended September 30, 2005 were $440.5 billion compared to $416.0 billion in the preceding quarter and $353.3 billion in the same quarter a year ago. Equity assets increased to 58% of total assets under management, as compared to 57% for the previous quarter and 55% for the same time last year. Fixed-income assets comprised 23% of total assets under management, as compared to 24% for the previous quarter and 27% for the same time last year. Hybrid assets accounted for 17% of total assets under management at September 30, 2005 which was consistent with the last quarter and was compared to 16% at September 30, 2004. Sales exceeded redemptions by $8.0 billion for the quarter ended September 30, 2005 compared to $7.7 billion for the prior quarter and $6.6 billion for the comparable quarter a year ago.

Fiscal Fourth Quarter 2005 Highlights

Performance and Products1, 2

(See important footnotes in “Supplemental Information” section at the end of the release.)

•

Over 70% of Franklin Templeton's long-term mutual fund assets were in funds ranked in the top two quartiles of their respective Lipper peer groups for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,4]

•

Over 75% of Franklin Templeton's taxable income mutual fund assets were in funds ranked in the top two quartiles of their respective Lipper peer groups for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,5]

•

100% of Franklin's tax-free income mutual fund assets were in funds ranked in the top two quartiles of their respective Lipper peer groups for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,6]

•

Over 75% of Franklin’s equity mutual fund assets were in funds ranked in the top two quartiles of their respective Lipper peer groups for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,7]

•

Franklin Income Fund, the company's largest fund with over $38 billion in assets as of September 30, 2005, ranked in the top quintile of the Lipper Income Funds peer group for total return among 241, 160, 95 and 24 funds for the one-, three-, five- and 10-year periods.[3,8] The fund received Lipper Leader awards for Total Return, Consistent Return and Preservation, and was rated 5 stars overall by Morningstar among 252 Conservative Allocation funds as of September 30, 2005.[18,19]

•

Templeton Growth Fund ranked in the top third of the Lipper Global Large-Cap Value Funds peer group for total return among 21, 21, 16 and 4 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,9] The fund received a Lipper Leader award for Preservation, and was rated 4 stars overall by Morningstar among 304 World Stock funds as of September 30, 2005.[18,19]

•

Templeton Global Bond Fund ranked in the top quartile of the Lipper Global Income Funds peer group for total return among 91, 88, 64 and 37 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,10] The fund received Lipper Leader awards for Total Return and Consistent Return, and was rated 4 stars overall by Morningstar among 127 World Bond funds as of September 30, 2005.[18,19]

•

Templeton World Fund ranked in the top third of the Lipper Global Multi-Cap Core Funds peer group for total return among 61, 52, 39 and 11 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,11] The fund received Lipper Leader awards for Total Return and Consistent Return, and was rated 4 stars overall by Morningstar among 304 World Stock funds as of September 30, 2005.[18,19]

•

Franklin Federal Tax-Free Income Fund ranked in the top third of the Lipper General Municipal Debt Funds peer group for total return among 268, 254, 221 and 145 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,12] The fund received Lipper Leader awards for Total Return and Consistent Return, and was rated 4 stars overall by Morningstar among 245 Muni National Long funds as of September 30, 2005.[18,19]

•

Franklin High Yield Tax-Free Income Fund ranked in the top two quartiles of the Lipper High Yield Municipal Debt Funds peer group for total return among 78, 76, 68 and 35 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,13] The fund received a Lipper Leader award for Preservation, and was rated 4 stars overall by Morningstar among 79 High Yield Muni funds as of September 30, 2005.[18,19]

•

Franklin California Tax-Free Income Fund ranked in the top third of the Lipper California Municipal Debt Funds peer group for total return among 123, 114, 99 and 67 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,14] The fund received Lipper Leader awards for Total Return and Consistent Return, and was rated 4 stars overall by Morningstar among 125 Muni California Long funds as of September 30, 2005.[18,19]

•

Franklin New York Tax-Free Income Fund ranked in the top third of the Lipper New York Municipal Debt Funds peer group for total return among 107, 103, 89 and 64 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,15] The fund received a Lipper Leader award for Total Return, and was rated 4 stars overall by Morningstar among 90 Muni New York Long funds as of September 30, 2005.[18,19]

•

Mutual Qualified Fund ranked in the top quartile of the Lipper Multi-Cap Core Funds peer group for total return among 752, 567, 396 and 127 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,16] The fund received Lipper Leader awards for Total Return, Consistent Return and Preservation.[18]

•

Mutual Beacon Fund ranked in the top two quartiles of the Lipper Multi-Cap Core Funds peer group for total return among 752, 567, 396 and 127 funds for the one-, three-, five- and 10-year periods ended September 30, 2005.[3,17] The fund received Lipper Leader awards for Total Return and Preservation.[18]

Performance quoted represents past performance, which cannot predict or guarantee future results.

Global Business Developments

•

In Canada, Franklin Templeton’s Quotential program, a family of investment portfolios comprised of funds from across the company, has grown to more than $3 billion in assets since its August 2002 launch.

•	Darby Overseas Investments and Hana Bank of Korea announced plans to establish a Korea Emerging Infrastructure Fund for institutional investors.
•

In a quarterly survey of shareholder satisfaction conducted in the U.S. by National Quality Review (NQR), a third party customer service evaluator, 96% of customers responding to the survey said that they would recommend Franklin Templeton Investments to others.

•	Launched Templeton BRIC Tax Class Fund, the first mutual fund available in Canada focusing on the investment opportunities in Brazil, Russia, India and China in a single fund.
•	Opened 44 Luxembourg-domiciled SICAV (Sociétés d'Investissement à Capital Variable) funds to investors in Poland.
•	Franklintempleton.ca ranked among the top five Canadian web sites for financial professionals in a study by industry group kasina.

Franklin Resources, Inc.
Consolidated Income Statements
(Dollar amounts in thousands except per share data)	Three Months Ended September 30			Year Ended September 30
	2005	2004	% Change	2005	2004	% Change
Operating revenues
Investment management fees	$655,327	$511,116	28%	$2,456,518	$1,970,628	25%
Underwriting and distribution fees	426,941	293,464	45%	1,531,610	1,150,922	33%
Shareholder servicing fees	62,675	60,419	4%	254,763	244,063	4%
Consolidated sponsored investment products income, net	1,132	874	30%	4,414	3,519	25%
Other, net	17,086	15,859	8%	62,793	69,076	(9%)
Total operating revenues	1,163,161	881,732	32%	4,310,098	3,438,208	25%
Operating expenses
Underwriting and distribution	387,682	266,076	46%	1,406,137	1,035,111	36%
Compensation and benefits	207,906	189,563	10%	870,293	769,438	13%
Information systems, technology and occupancy	77,000	68,015	13%	286,866	273,540	5%
Advertising and promotion	43,237	27,711	56%	137,298	112,017	23%
Amortization of deferred sales commissions	31,114	26,760	16%	122,470	98,893	24%
Amortization of intangible assets	4,351	4,403	(1%)	17,459	17,604	(1%)
Provision for governmental investigations, proceedings and actions	—	23,500	(100%)	33,658	105,000	(68%)
September 11, 2001 recovery, net	—	—	—	—	(30,277)	(100%)
Other	43,339	33,935	28%	147,541	126,057	17%
Total operating expenses	794,629	639,963	24%	3,021,722	2,507,383	21%
Operating income	368,532	241,769	52%	1,288,376	930,825	38%
Other income (expenses)
Consolidated sponsored investment products gains/(losses), net	10,108	(2,963)	N/A	29,121	3,393	758%
Investment and other income	49,587	30,869	61%	137,401	90,306	52%
Interest expense	(8,798)	(7,916)	11%	(34,043)	(30,658)	11%
Other income, net	50,897	19,990	155%	132,479	63,041	110%
Income before taxes on income and cumulative effect of an accounting change	419,429	261,759	60%	1,420,855	993,866	43%
Taxes on income	84,934	74,078	15%	363,224	291,981	24%
Income before cumulative effect of an accounting change, net of tax	334,495	187,681	78%	1,057,631	701,885	51%
Cumulative effect of an accounting change, net of tax	—	—	—	—	4,779	(100%)
Net income	$334,495	$187,681	78%	$1,057,631	$706,664	50%

Basic earnings per share
Income before cumulative effect of an accounting change	$1.33	$0.75	77%	$4.22	$2.82	50%
Cumulative effect of an accounting change	—	—	—	—	0.02	(100%)
Net income	$1.33	$0.75	77%	$4.22	$2.84	49%

Diluted earnings per share[1]
Income before cumulative effect of an accounting change	$1.28	$0.73	75%	$4.06	$2.73	49%
Cumulative effect of an accounting change	—	—	—	—	0.02	(100%)
Net income	$1.28	$0.73	75%	$4.06	$2.75	48%

Franklin Resources, Inc.
Consolidated Income Statements
	Three Months Ended September 30			Year Ended September 30
	2005	2004	% Change	2005	2004	% Change

Dividends per share	$0.100	$0.085	18%	$0.400	$0.340	18%
Special cash dividend	—	—	—	$2.00	—	N/A

Average shares outstanding (in thousands)
Basic	251,301	249,564	1%	250,472	249,166	1%
Diluted[1]	263,981	260,583	1%	262,561	260,306	1%

Operating margin[2]	32%	27%	19%	30%	27%	11%
Assets under management (in millions)
Beginning of period	$425,403	$350,775	21%	$361,860	$301,857	20%
Sales	31,504	23,360	35%	122,519	96,843	27%
Reinvested distributions	1,053	818	29%	8,322	4,862	71%
Redemptions	(23,509)	(16,776)	40%	(86,532)	(74,425)	16%
Distributions	(1,613)	(1,308)	23%	(10,829)	(7,076)	53%
Acquisitions	—	—	—	83	878	(91%)
Appreciation/(depreciation)	20,227	4,991	305%	57,642	38,921	48%
End of period	$453,065	$361,860	25%	$453,065	$361,860	25%
Simple monthly average for period	$440,465	$353,295	25%	$410,758	$340,242	21%

1 Diluted earnings per share and diluted average shares outstanding for all periods shown reflect the adoption of the Emerging Issues Task Force Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share.”

2 Operating margin: Operating income divided by total operating revenues.

Franklin Resources, Inc.
Consolidated Income Statements
(Dollar amounts in thousands except
per share data)	Three Months Ended
	30-Sep-05	30-Jun-05	% Change	31-Mar-05	31-Dec-04	30-Sep-04
Operating revenues
Investment management fees	$655,327	$642,034	2%	$592,674	$566,483	$511,116
Underwriting and distribution fees	426,941	386,950	10%	377,341	340,378	293,464
Shareholder servicing fees	62,675	64,609	(3%)	64,312	63,167	60,419
Consolidated sponsored investment products income, net	1,132	1,306	(13%)	1,361	615	874
Other, net	17,086	14,835	15%	15,493	15,379	15,859
Total operating revenues	1,163,161	1,109,734	5%	1,051,181	986,022	881,732
Operating expenses
Underwriting and distribution	387,682	359,657	8%	347,376	311,422	266,076
Compensation and benefits	207,906	232,971	(11%)	217,909	211,507	189,563
Information systems, technology and occupancy	77,000	73,253	5%	69,808	66,805	68,015
Advertising and promotion	43,237	36,845	17%	31,108	26,108	27,711
Amortization of deferred sales commissions	31,114	29,361	6%	30,617	31,378	26,760
Amortization of intangible assets	4,351	4,348	—	4,349	4,411	4,403
Provision for governmental investigations, proceedings and actions	—	(8,385)	(100%)	42,043	—	23,500
September 11, 2001 recovery, net	—	—	—	—	—	—
Other	43,339	35,205	23%	34,690	34,307	33,935
Total operating expenses	794,629	763,255	4%	777,900	685,938	639,963
Operating income	368,532	346,479	6%	273,281	300,084	241,769
Other income (expenses)
Consolidated sponsored investment products gains/(losses), net	10,108	4,402	130%	(1,552)	16,163	(2,963)
Investment and other income	49,587	21,849	127%	38,576	27,389	30,869
Interest expense	(8,798)	(9,017)	(2%)	(8,241)	(7,987)	(7,916)
Other income, net	50,897	17,234	195%	28,783	35,565	19,990
Income before taxes	419,429	363,713	15%	302,064	335,649	261,759
Taxes on income	84,934	101,840	(17%)	80,790	95,660	74,078
Net income	$334,495	$261,873	28%	$221,274	$239,989	$187,681

Basic earnings per share	$1.33	$1.04	28%	$0.88	$0.96	$0.75
Diluted earnings per share[3]	1.28	1.00	28%	0.85	0.92	0.73

Dividends per share	$0.100	$0.100	—	$0.100	$0.100	$0.085
Special cash dividend	—	—	—	2.000	—	—

Average shares outstanding (in thousands)
Basic	251,301	250,475	—	250,047	250,057	249,564
Diluted[3]	263,981	262,865	—	262,738	262,219	260,583

Operating margin[4]	32%	31%	3%	26%	30%	27%
Employees	7,156	7,045	2%	6,868	6,779	6,696
Billable shareholder accounts (in millions)	16.6	17.4	(5%)	17.0	15.9	15.3

3 Diluted earnings per share and diluted average shares outstanding for all periods shown reflect the adoption of the Emerging Issues Task Force Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.”

4 Operating margin: Operating income divided by total operating revenues.

Franklin Resources, Inc.
Preliminary Summary Balance Sheet
(Dollar amounts and number of shares in thousands)
	Preliminary
	September 30, 2005	September 30, 2004
Assets
Current assets	$4,641,447	$4,044,212
Banking/finance assets	915,140	825,844
Non-current assets	3,337,340	3,358,079
Total assets	$8,893,927	$8,228,135

Liabilities and stockholders’ equity
Current liabilities	$851,897	$921,115
Banking/finance liabilities	804,802	658,717
Non-current liabilities	1,476,737	1,465,430
Total liabilities	3,133,436	3,045,262
Minority interest	76,107	76,089
Total stockholders’ equity	5,684,384	5,106,784
Total liabilities and stockholders’ equity	$8,893,927	$8,228,135

Ending shares of common stock outstanding	252,745	249,680

ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE
(in billions)	30-Sep-05	30-Jun-05	% Change	31-Mar-05	31-Dec-04	30-Sep-04
Equity
Global/international	$185.7	$168.0	11%	$163.8	$155.7	$132.9
Domestic (U.S.)	77.9	74.5	5%	72.3	73.3	66.4
Total equity	263.6	242.5	9%	236.1	229.0	199.3

Hybrid	78.4	73.3	7%	69.1	66.4	59.0

Fixed-income
Tax-free	53.8	53.5	1%	51.9	51.8	51.3
Taxable:
Domestic (U.S.)	32.7	32. 8	—	32.2	32.5	31.3
Global/international	18.7	17.6	6%	16.8	16.3	14.2
Total fixed-income	105.2	103.9	1%	100.9	100.6	96.8

Money market	5.9	5.7	4%	6.0	6.2	6.8

Total ending assets	$453.1	$425.4	7%	$412.1	$402.2	$361.9
Simple monthly average assets	$440.5	$416.0	6%	$407.4	$381.0	$353.3

ASSETS UNDER MANAGEMENT & FLOWS
(in billions)	Three Months Ended
30-Sep-05	30-Jun-05	% Change	30-Sep-04	% Change
Beginning assets under management	$425.4	$412.1	3%	$350.8	21%
U.S. retail assets
Beginning assets	$260.3	$250.8	4%	$217.6	20%
Sales	15.3	14.3	7%	11.0	39%
Reinvested distributions	0.8	1.6	(50%)	0.7	14%
Redemptions	(9.5)	(9.6)	(1%)	(7.5)	27%
Distributions	(1.4)	(2.2)	(36%)	(1.2)	17%
Acquisitions	—	—	—	—	—
Appreciation/(depreciation)	9.8	5.4	81%	3.7	165%
Ending assets	$275.3	$260.3	6%	$224.3	23%
Other assets, including international and institutional
Beginning assets	$165.1	$161.3	2%	$133.2	24%
Sales	16.2	15.4	5%	12.4	31%
Reinvested distributions	0.2	0.3	(33%)	0.1	100%
Redemptions	(14.0)	(12.4)	13%	(9.3)	51%
Distributions	(0.2)	(0.3)	(33%)	(0.1)	100%
Acquisitions	—	—	—	—	—
Appreciation/(depreciation)	10.5	0.8	1213%	1.3	708%
Ending assets	$177.8	$165.1	8%	$137.6	29%
Ending assets under management	$453.1	$425.4	7%	$361.9	25%
Total assets under management
Beginning assets	$425.4	$412.1	3%	$350.8	21%
Sales	31.5	29.7	6%	23.4	35%
Reinvested distributions	1.0	1.9	(47%)	0.8	25%
Redemptions	(23.5)	(22.0)	7%	(16.8)	40%
Distributions	(1.6)	(2.4)	(33%)	(1.3)	23%
Acquisitions	—	—	—	—	—
Appreciation/(depreciation)	20.3	6.1	233%	5.0	306%
Ending assets	$453.1	$425.4	7%	$361.9	25%

Note: Institutional assets totaling approximately $35.8 billion are invested in U.S. retail fund and annuity products and are disclosed in U.S. retail assets in the above table. Total institutional and high net-worth assets at September 30, 2005 were approximately $143.6 billion, of which high net-worth assets comprised $11.2 billion.

ASSETS UNDER MANAGEMENT & FLOWS BY INVESTMENT OBJECTIVE (in billions)
Three Months Ended	30-Sep-05	30-Jun-05	30-Sep-04
Global/international equity
Beginning assets	$168.0	$163.8	$128.6
Sales	11.8	10.8	7.6
Reinvested distributions	—	0.3	—
Redemptions	(8.9)	(7.1)	(4.6)
Distributions	(0.1)	(0.3)	(0.1)
Acquisitions	—	—	—
Appreciation/(depreciation)	14.9	0.5	1.4
Ending assets	185.7	168.0	132.9
Domestic (U.S.) equity
Beginning assets	74.5	72.3	66.3
Sales	4.2	4.1	3.4
Reinvested distributions	—	0.4	—
Redemptions	(4.3)	(4.0)	(2.7)
Distributions	—	(0.4)	—
Acquisitions	—	—	—
Appreciation/(depreciation)	3.5	2.1	(0.6)
Ending assets	77.9	74.5	66.4
Hybrid
Beginning assets	73.3	69.1	55.9
Sales	5.4	4.3	3.4
Reinvested distributions	0.4	0.5	0.3
Redemptions	(1.9)	(1.6)	(1.1)
Distributions	(0.6)	(0.6)	(0.4)
Acquisitions	—	—	—
Appreciation/(depreciation)	1.8	1.6	0.9
Ending assets	78.4	73.3	59.0
Tax-free income
Beginning assets	53.5	51.9	49.9
Sales	1.8	1.7	1.2
Reinvested distributions	0.3	0.3	0.3
Redemptions	(1.2)	(1.3)	(1.4)
Distributions	(0.5)	(0.6)	(0.5)
Acquisitions	—	—	—
Appreciation/(depreciation)	(0.1)	1.5	1.8
Ending assets	53.8	53.5	51.3
Taxable fixed-income
Beginning assets	50.4	49.0	43.7
Sales	5.6	5.6	4.2
Reinvested distributions	0.3	0.4	0.2
Redemptions	(4.6)	(4.6)	(3.6)
Distributions	(0.3)	(0.4)	(0.3)
Acquisitions	—	—	—
Appreciation/(depreciation)	—	0.4	1.3
Ending assets	51.4	50.4	45.5
Money market
Beginning assets	5.7	6.0	6.4
Sales	2.7	3.2	3.6
Reinvested distributions	—	—	—
Redemptions	(2.6)	(3.4)	(3.4)
Distributions	(0.1)	(0.1)	—
Acquisitions	—	—	—
Appreciation/(depreciation)	0.2	—	0.2
Ending assets	5.9	5.7	6.8
Ending assets under management	$453.1	$425.4	$361.9

Conference Call Information

On Thursday, October 27, 2005, Franklin Resources, Inc., [NYSE:BEN] will release its fourth fiscal quarter 2005 financial results. Greg Johnson, President and CEO of Franklin Resources, Inc., and Jim Baio, Senior Vice President and Chief Financial Officer, will lead a live conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss the quarterly results and answer analysts’ questions.

Access to the teleconference will be available via franklintempleton.com 10 minutes before the start of the call or by dialling (877) 480-6346 in the U.S. or (706) 645-0197 internationally.

A replay of the call will be archived on the “Our Company” page of franklintempleton.com through November 10, 2005. The replay can also be accessed by calling (800) 642-1687 in the U.S. or (706) 645-9291 internationally using access code #1448978, after 5:30 p.m. Eastern Time on October 27, 2005, through 11:59 p.m. Eastern Time on November 10, 2005.

Franklin Resources, Inc. [NYSE:BEN], is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series and Fiduciary Trust investment teams. The San Mateo, CA-based company has more than 50 years of investment experience and over $453 billion in assets under management as of September 30, 2005. For more information, please call 1-800/DIAL BEN® or visit franklintempleton.com.

Supplemental Information

Investors should carefully consider a fund’s investment goals, risks, charges and expenses before investing. To obtain a prospectus, which contains this and other information, for any U.S. registered Franklin Templeton Fund, investors should talk to their financial advisors or call Franklin Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read the prospectus carefully before investing.

1.

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly owned subsidiary of Franklin Resources, Inc.

2.

Morningstar ratings and Lipper rankings for Franklin Templeton U.S. based funds are based on Class A shares, with the exception of Lipper rankings for Mutual Series funds (other than Mutual Recovery), which are based on Class Z shares. Class Z shares are offered to qualified investors only and have no sales charges or Rule 12b-1 fees. Franklin Templeton funds are compared against a universe of all share classes. All Franklin Templeton Class A (Class Z) asset data is based on 8/31/05 figures unless noted otherwise. Indices are unmanaged and one cannot invest directly in them. Unless otherwise noted, fund returns quoted reflect Class A shares. Performance returns, ratings and rankings for other classes may vary.

3.

Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 143 peer groups of U.S. retail mutual funds, and the groups vary in size from 4 to 922 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

4.

Source: Lipper® Inc., 9/30/05. Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 41, 46, 52 and 41 funds ranked in the top quartile and 23, 16, 17 and 17 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

5.

Source: Lipper® Inc., 9/30/05. Of the eligible Franklin Templeton non-money market taxable income funds tracked by Lipper, 3, 5, 4 and 4 funds ranked in the top quartile and 3, 3, 3 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.

Source: Lipper® Inc., 9/30/05. Of the eligible Franklin non-money market tax-free income funds tracked by Lipper, 29, 31, 29 and 24 funds ranked in the top quartile and 5, 2, 4 and 9 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.

Source: Lipper® Inc., 9/30/05. Of the eligible Franklin equity funds tracked by Lipper, 3, 7, 8 and 5 funds ranked in the top quartile and 11, 8, 8 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.

Source: Lipper® Inc., 9/30/05. Franklin Income Fund Class A ranked 39 in a universe of 241 funds in Lipper's "Income Funds" group for the one-year period, 2 of 160 for the three-year period, 5 of 95 for the five-year period and 4 of 24 for the 10-year period.

9.

Source: Lipper® Inc., 9/30/05. Templeton Growth Fund Class A ranked 6 in a universe of 21 funds in Lipper's "Global Large-Cap Value Funds" group for the one-year period, 6 of 21 for the three-year period, 2 of 16 for the five-year period and 1 of 4 for the 10-year period.

10.

Source: Lipper® Inc., 9/30/05. Templeton Global Bond Fund Class A ranked 22 in a universe of 91 funds in Lipper's "Global Income Funds" group for the one-year period, 6 of 88 for the three-year period, 3 of 64 for the five-year period and 7 of 37 for the 10-year period.

11.

Source: Lipper® Inc., 9/30/05. Templeton World Fund Class A ranked 4 in a universe of 61 funds in Lipper's "Global Multi-Cap Core Funds" group for the one-year period, 15 of 52 for the three-year period, 4 of 39 for the five-year period and 2 of 11 for the 10-year period.

12.

Source: Lipper® Inc., 9/30/05. Franklin Federal Tax-Free Income Fund Class A ranked 21 in a universe of 268 funds in Lipper’s “General Municipal Debt Funds" group for the one-year period, 20 of 254 for the three-year period, 62 of 221 for the five-year period and 29 of 145 for the 10-year period.

13.

Source: Lipper® Inc., 9/30/05. Franklin High Yield Tax-Free Income Fund Class A ranked 39 in a universe of 78 funds in Lipper's "High Yield Municipal Debt Funds" group for the one-year period, 15 of 76 for the three-year period, 23 of 68 for the five-year period and 10 of 35 for the 10-year period.

14.

Source: Lipper® Inc., 9/30/05. Franklin California Tax-Free Income Fund Class A ranked 14 in a universe of 123 funds in Lipper's "California Municipal Debt Funds" group for the one-year period, 13 of 114 for the three-year period, 12 of 99 for the five-year period and 20 of 67 for the 10-year period.

15.

Source: Lipper® Inc., 9/30/05. Franklin New York Tax-Free Income Fund Class A ranked 20 in a universe of 107 funds in Lipper's "New York Municipal Debt Funds" group for the one-year period, 16 of 103 for the three-year period, 28 of 89 for the five-year period and 13 of 64 for the 10-year period.

16.

Source: Lipper® Inc., 9/30/05. Mutual Qualified Fund Class Z ranked 78 in a universe of 752 funds in Lipper's "Multi-Cap Core Funds" group for the one-year period, 122 of 567 for the three-year period, 12 of 396 for the five-year period and 25 of 127 for the 10-year period.

17.

Source: Lipper® Inc., 9/30/05. Mutual Beacon Fund Class Z ranked 164 in a universe of 752 funds in Lipper's "Multi-Cap Core Funds" group for the one-year period, 201 of 567 for the three-year period, 15 of 396 for the five-year period and 24 of 127 for the 10-year period.

18.

Source: Lipper® Inc., 9/30/05. A Lipper Leaders distinction does not imply that a fund named as a Lipper Leader had the best performance in its category. Lipper Leaders Awards are based on Class A shares. Lipper ratings for Consistent Return reflect funds’ historical risk-adjusted returns, adjusted for volatility, relative to peers. Lipper ratings for Total Return reflect funds’ historical total return performance relative to peers. Lipper ratings for Preservation reflect funds’ historical loss avoidance relative to other funds within the same asset class. Preservation ratings are relative, rather than absolute, measures, and funds named Lipper Leaders for Preservation may still experience losses periodically; those losses may be larger for equity and mixed equity funds than for fixed income funds. Lipper ratings for Tax Efficiency reflect funds' historical success in postponing taxable distributions relative to peers. The Lipper ratings are subject to change every month and are based on an equal-weighted average of percentile ranks for the Consistent Return, Total Return, Preservation and Tax-Efficiency metrics over three-, five- and 10-year periods (if applicable). 20% of funds in each peer group are named Lipper Leaders, the next 20% receive a score of 2, the middle 20% are scored 3, the next 20% are scored 4 and the lowest 20% are scored 5. Bracketed information represents the number of funds in each category. Not Available (N/A) indicates that there were not enough funds in a category to constitute a class. Franklin Income Fund, in Lipper’s Income classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: Lipper Leader [160], Lipper Leader [95], Lipper Leader [24]; Preservation (in Mixed Equity asset class): 2 [999], Lipper Leader [747], Lipper Leader [339]; Consistent Return: Lipper Leader [156], Lipper Leader [95], 2 [18]. Templeton Growth Fund, in Lipper’s Global Large-Cap Value classification, received the following ratings for the three-, five- and 10-year periods respectively: Preservation (in Equity asset class): 2 [7764], Lipper Leader [5688], Lipper Leader [1932]; Franklin Federal Tax-Free Income Fund, in Lipper’s General Municipal Debt classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: Lipper Leader [254], 2 [221], Lipper Leader [145]; Consistent Return: Lipper Leader [245], Lipper Leader [213], 2 [107]; Franklin High Yield Tax-Free Income Fund, in Lipper's High Yield Municipal Debt Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Preservation (in Fixed Income asset class): 2 [3997], Lipper Leader [3350], Lipper Leader [2068]; Templeton World Fund, in Lipper’s Global Multi-Cap Core Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: 2 [52], Lipper Leader [39], Lipper Leader [11]; Consistent Return: 3 [47], Lipper Leader [36], Lipper Leader [7]; Templeton Global Bond Fund, in Lipper's Global Income Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: Lipper Leader [88], Lipper Leader [64], Lipper Leader [37]; Consistent Return: Lipper Leader [88], Lipper Leader [64], Lipper Leader [32]. Mutual Qualified Fund, in Lipper’s Multi-Cap Core Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: 2 [567], Lipper Leader [396], N/A [127]; Preservation (in Equity asset class): Lipper Leader [7764], Lipper Leader [5688], N/A [1932]; Consistent Return: 2 [527], Lipper Leader [380], N/A [107]. Mutual Beacon Fund, in Lipper’s Multi-Cap Core Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: 2 [567], Lipper Leader [396], N/A [127]; Preservation (in Equity asset class): Lipper Leader [7764], Lipper Leader [5688], N/A [1932]; Franklin California Tax-Free Income Fund, in Lipper’s California Municipal Debt Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: Lipper Leader [114], Lipper Leader [99], 2 [67]; Consistent Return: Lipper Leader [114], Lipper Leader [99], 2 [47]. Franklin New York Tax-Free Income Fund, in Lipper’s New York Municipal Debt Funds classification, received the following ratings for the three-, five- and 10-year periods respectively: Total Return: Lipper Leader [103], 2 [89], 2 [64]. Lipper ratings are not intended to predict future results, and Lipper does not guarantee the accuracy of this information. More information is available at www.lipperleaders.com. Lipper Leader Copyright 2003, Reuters, All Rights Reserved.

19.

Source: [Morningstar]© 9/30/05. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and 10-year (if applicable) Morningstar Rating metrics. Past performance does not guarantee future results. Morningstar Rating is for the A share class only; other classes may have different performance characteristics. The following fund was rated against 252, 165, 66 Conservative Allocation funds for the respective three-, five- and 10-year periods ended 9/30/05, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Franklin Income Fund 5, 5, 5. The following fund was rated against 304, 224, 86 World Stock funds for the respective three-, five- and 10-year periods ended 9/30/05, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Templeton Growth Fund 3, 4, 4. The following fund was rated against 245, 225, 154 Muni National Long funds for the respective three-, five- and 10-year periods ended 9/30/05, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Franklin Federal Tax-Free Income Fund 4, 4, 4. The following fund was rated against 304, 224, 86 World Stock funds for the respective three-, five- and 10-year periods ended 9/30/05, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Templeton World Fund 3, 4, 4. The following fund was rated against 127, 103, 55 World Bond funds for the respective three-, five- and 10-year periods, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Templeton Global Bond Fund 5, 4, 4. The following fund was rated against 125, 113, 80 Muni California Long funds for the respective three-, five- and 10-year periods, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Franklin California Tax-Free Income Fund 4, 3, 4. The following fund was rated against 90, 77, 60 Muni New York Long funds for the respective three-, five- and 10-year periods, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Franklin New York Tax-Free Income Fund 3, 4, 4. The following fund was rated against 79, 72, 40 High Yield Muni funds for the respective three-, five- and 10-year periods, as applicable. For the three-, five- and 10-year periods ended 9/30/05, the Morningstar ratings were: Franklin High Yield Tax-Free Income Fund 3, 3, 4.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, the “Risk Factors” section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and Franklin’s Form 10-Q filings.

• We are subject to extensive and often complex, overlapping and frequently changing regulation domestically and abroad.

•      Regulatory and legislative actions and reforms, particularly those specifically focused on the mutual fund industry, are making the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

•      Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

• Changes in the distribution channels on which we depend could reduce our revenues and hinder our growth.
• The amount or mix of our assets under management are subject to significant fluctuations and could negatively impact our revenues and income.

•      Our increasing focus on international markets as a source of investments and sales of investment products subject us to increased exchange rate and other risks in connection with earnings and income generated overseas.

• Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
• We could suffer losses in earnings or revenue if our reputation is harmed.
• Our future results are dependent upon maintaining an appropriate level of expenses, which are subject to fluctuation.
• We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous foreign countries.
• Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
• Any significant limitation or failure of our software applications and other technology systems that are critical to our operations could constrain our operations.

•      Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

• Our ability to meet cash needs depends upon certain factors, including our asset value, credit worthiness and the market value of our stock.

•      Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•      Our revenues, earnings and income could be adversely affected if the terms of our investment management agreements are significantly altered or these agreements are terminated by the funds we advise.

• Diverse and strong competition limits the interest rates that we can charge on consumer loans.
• Future sales of our common stock in the public market, such as upon conversion of our outstanding convertible securities, could adversely affect our stock price.

•      Civil litigation arising out of or relating to previously settled governmental investigations or other matters, governmental or regulatory investigations and/or examinations and the legal risks associated with our business could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

• We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

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